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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors
EC Power, Inc.


We consent to the use in this Registration Statement on Form SB-2 of our report included herein dated May 5, 2000, relating to the consolidated financial statements of EC Power, Inc.


Kempisty & Company
Certified Public Accountants PC
New York, New York
October 25, 2000